Calculation of Filing Fee Tables
S-8
TELA Bio, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.001 par value per share	457(a)	1,365,000	$ 0.74	$ 1,010,100.00	0.0001381	$ 139.49
2	Equity	Common Stock, $0.001 par value per share	457(a)	1,005,000	$ 0.90	$ 904,500.00	0.0001381	$ 124.91
3	Equity	Common Stock, $0.001 par value per share	457(a)	684,750	$ 0.69	$ 472,477.50	0.0001381	$ 65.25
Total Offering Amounts:						$ 2,387,077.50		$ 329.65
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 329.65
Offering Note
[1]	(1a) Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 also covers an indeterminate number of additional shares of common stock, par value per share $0.001 (the "Common Stock"), of TELA Bio, Inc. (the "Registrant") issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of the Registrant. (1b) Represents shares of Common Stock that are issuable upon the exercise of stock option awards granted on August 3, 2026 to one newly-hired employee of the Registrant as an inducement material to their acceptance of employment with the Registrant (the "Inducement Option Awards"). (1c) Estimated pursuant to Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee. The proposed maximum offering price per share and proposed maximum offering price are calculated on the basis of the weighted average exercise prices of the Inducement Option Awards.

[2]	(2a) Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 also covers an indeterminate number of additional shares of common stock, par value per share $0.001 (the "Common Stock"), of TELA Bio, Inc. (the "Registrant") issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of the Registrant. (2b) Represents shares of Common Stock that are issuable upon the exercise of stock option awards granted on August 3, 2026 to one newly-hired employee of the Registrant as an inducement material to their acceptance of employment with the Registrant (the "Inducement Option Awards"). (2c) Estimated pursuant to Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee. The proposed maximum offering price per share and proposed maximum offering price are calculated on the basis of the weighted average exercise prices of the Inducement Option Awards.

[3]	(3a) Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 also covers an indeterminate number of additional shares of common stock, par value per share $0.001 (the "Common Stock"), of TELA Bio, Inc. (the "Registrant") issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of the Registrant. (3b) Represents shares of Common Stock that are issuable upon the settlement of restricted stock unit awards granted between May 5, 2026 and August 4, 2026 to certain newly-hired employees of the Registrant as an inducement material to their acceptance of employment with the Registrant. (3c) Estimated pursuant to Rule 457(c) and Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee. The proposed maximum offering price per share and proposed maximum offering price are based upon the average of the high and low prices of the Common Stock as reported on The Nasdaq Global Market on July 28, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources